Exhibit 99.1

COMPANY SECURITYHOLDER VOTING AND SUPPORT AGREEMENT

THIS COMPANY SECURITYHOLDER VOTING AND SUPPORT AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of September 12, 2019 by and between Castle Creek Pharmaceutical Holdings, Inc., a Delaware corporation (“Parent”), on the one hand, and the undersigned securityholders (collectively, the “Securityholders” and each individually, a “Securityholder”) of Fibrocell Science, Inc., a Delaware corporation (the “Company”), on the other hand.

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Castle Creek Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving entity of such Merger and a wholly owned subsidiary of Parent on the terms, and subject to the conditions, set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Securityholders are the beneficial owners (for purposes of this Agreement, “beneficial owner” (including “beneficially own” and other correlative terms) shall have the meaning set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) of the number of Company Shares (as defined in the Merger Agreement) set forth opposite such Securityholder’s name on Schedule I hereto ((such Company Shares, together with any Equity Interests (as defined in the Merger Agreement) of the Company, the power to dispose of or the voting power over which is acquired by the Securityholder during the period from and including the date hereof through and including the Expiration Date (as defined below) (including, for the avoidance of doubt, any Company Shares resulting from the conversion of any other Subject Securities), collectively, the “Subject Shares”));

WHEREAS, as of the date hereof, the Securityholders are the beneficial owners of the number of Convertible Notes and Company Warrants (in each case as defined below) set forth opposite such Securityholder’s name on Schedule I hereto (such Equity Interests, together with the Subject Shares, the “Subject Securities”); and

WHEREAS, as a condition to and as an inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, the Securityholders have agreed to enter into this Agreement, to vote their Subject Shares as described herein, to exercise or cause to be repurchased their Company Warrants as contemplated by the Merger Agreement and in accordance with the terms of the applicable Common Stock Purchase Warrants, and to tender their Convertible Notes as described herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.                            Certain Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)                                 “Black-Scholes Value” shall (i) with respect to the Common Stock Purchase Warrants issued by the Company on December 11, 2017, May 31, 2018 and July 5, 2018, and the Placement Agent Common Stock Purchase Warrants issued by the Company on May 31, 2018 and July 5, 2018, have the meaning ascribed to such term in such warrant and (ii) with respect to the warrants issued pursuant to that certain Agreement for the Purchase and Sale of Convertible Debt and Common Stock Warrants dated August 9, 2016, by and among the Company and the other parties signatory thereto, mean the option value of such warrant using Black-Scholes calculation methods and making the assumptions described in the Black-Scholes methodology described in Exhibit A thereof.

(b)                                 “Constructive Sale” shall mean, with respect to any Subject Security, a short sale with respect to such Subject Securities, entering into or acquiring an offsetting derivative contract with respect to such Subject Securities, entering into or acquiring a future or forward contract to deliver such Subject Securities, or entering into any other hedging or other derivative transaction that has the effect of either directly or indirectly materially changing the economic benefits or risks of ownership of such Subject Securities.

(c)                                  “Expiration Date” shall mean the earliest to occur of (i) such date and time after the Effective Time at which the Securityholders’ Subject Securities shall have been exercised, repurchased, tendered or otherwise terminated or cancelled, and such Securityholder no longer has any right or claim of ownership over any Subject Security or other Equity Interests of the Company or the Surviving Corporation, (ii) such date and time as the Merger Agreement shall be properly terminated pursuant to Article VII of the Merger Agreement, (iii) any amendment to the terms of the Merger Agreement that (A) reduces the amount or value of, or changes the type of, consideration payable to the Securityholders in respect of any of their Subject Securities or (B) imposes any material restrictions on or additional conditions on the payment of the consideration payable to the Securityholders in respect of any of their Subject Securities, except, in the case of (B), as may be required by law, stock exchange rule or other regulation, or the interpretation thereof by any Governmental Entity with proper jurisdiction, or (C) extends the Outside Date beyond April 12, 2020, and (iv) the mutual written agreement of each of the parties hereto to terminate this Agreement.

(d)                                 “Transfer” shall mean, with respect to any Subject Security, the direct or indirect assignment, sale, transfer, tender (into a tender offer, exchange offer or otherwise), pledge, hypothecation, or the grant, creation or suffrage of a Lien upon, or the gift, placement in trust, or the Constructive Sale or other disposition (including by merger or any other conversion into securities or other consideration) of such Subject Securities (including transfers by testamentary or intestate succession or otherwise by operation of Law) or any right, title or interest therein (including any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or any change in the record or beneficial ownership of such Subject Securities, and any agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

SECTION 2.                            Transfer of Subject Securities or Voting Rights.

(a)                                 Transfer of Subject Securities.  Except as otherwise permitted by this Agreement or the Merger Agreement, each Securityholder hereby agrees that at all times during the period commencing on the date hereof until the Expiration Date, such Securityholder shall not (i) cause or permit, or commit or agree to cause or permit, any Transfer of any of such Securityholder’s Subject Securities or (ii) take any other action that would in any way delay, restrict, limit or interfere with the performance of the Securityholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or any tender offer by Parent or the Company in respect of the Convertible Notes; provided, however, this Section (2)(a) shall not prohibit a Transfer of any of such Securityholder’s Subject Securities to any affiliate of such Securityholder, so long as the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent; provided further, that no such Transfer shall relieve the transferring Securityholder from its obligations under this Agreement, other than with respect to those Subject Securities transferred in accordance with the foregoing provision (it being understood, for the avoidance of doubt, that such transferring Securityholder shall continue to be bound by the covenants and obligations set forth in Section 7 hereof).

(b)                                 Transfer of Voting Rights.  Except as otherwise permitted by this Agreement or the Merger Agreement, each Securityholder hereby agrees that, at all times commencing on the date hereof until the Expiration Date, each Securityholder shall not deposit, or permit the deposit of, any of such Securityholder’s Subject Securities in a voting trust, grant any proxy or power of attorney in respect of such Securityholder’s Subject Securities, enter into any voting agreement or similar arrangement, commitment or understanding with respect to such Securityholder’s Subject Securities or otherwise commit any act that could restrict or affect such Securityholder’s legal power or right to vote, or exercise a written consent with respect to, the Subject Securities.

(c)                                  Any Transfer or other action taken or effected in violation of this Section 2 shall, to the fullest extent permitted by Law, be void ab initio and of no force or effect, and the Company may decline to give effect to such transfer in its books and records and those of its agents.

SECTION 3.                            Agreement to Vote Shares.  Until the Expiration Date, at every meeting of Securityholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, each Securityholder agrees that it shall, or shall cause the holder of record on any applicable record date to, (i) appear at such meeting or otherwise cause all Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote the Subject Shares that such Securityholder is entitled to vote at any applicable regular or special meeting of the stockholders of the Company or deliver a written consent in respect of such Securityholder’s Subject Shares:

(a)                                 in favor of (i) adoption of the Merger Agreement and approval of the Merger, (ii) each of the actions contemplated by the Merger Agreement in respect of which approval of the Company’s stockholders is requested, and (iii) any proposal or action in respect of which approval of the Company’s stockholders is requested that could reasonably be expected to facilitate the Merger and the other transactions contemplated by the Merger Agreement and would not adversely impact the Securityholders rights under this Agreement and the Merger Agreement (including, for the avoidance of doubt, any proposal to adjourn or postpone such meeting of the Company’s stockholders in accordance with Section 5.4(b) of the Merger Agreement); and

(b)                                 against (i) any proposal or action that would constitute a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of the Securityholders under this Agreement or that reasonably would be expected to prevent, impede, frustrate, interfere with, delay beyond the Outside Date or materially and adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (ii) any Acquisition Proposal or any proposal relating to an Acquisition Proposal, (iii) any stock purchase agreement or other agreement relating to a merger, consolidation, combination, sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries (other than the Merger Agreement and the Merger), (iv) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company Charter or Company Bylaws (other than by an amendment or change specified in the Merger Agreement) or (v) any proposal or action that would result in any of the conditions set forth in Article VI of the Merger Agreement not being fulfilled;

Prior to the Expiration Date, each Securityholder covenants it shall not take any action that would make any representation or warranty of such Securityholder contained in this Agreement untrue or incorrect or prevent or disable such Securityholder from performing any of its obligations under this Agreement.

Until the Expiration Date, in the event that any meeting of the stockholders of the Company is held with respect to any of the matters specified in Section 3(a) above (and at every adjournment or postponement thereof), each Securityholder covenants that it shall, or shall cause the holder of record of such Securityholder’s Subject Shares on each record date relevant to such a stockholder vote with respect to such specified matters to, appear at such meeting or otherwise cause such Securityholder’s Subject Shares that are eligible to be voted at such stockholder meeting to be counted as present thereat for purposes of establishing a quorum.

SECTION 4.                            No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Security.  All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Securityholders, and this Agreement shall not confer any right, power or authority upon Parent or any other Person (a) to direct the Securityholders in the voting of any of the Subject Securities, except as otherwise specifically provided herein, or (b) in the performance of any of the Securityholders’ duties or responsibilities as officers or directors, as applicable, of the Company.

SECTION 5.                            No Solicitation of Acquisition Proposals.

(a)                                 From and after the date hereof until the Expiration Date, each Securityholder shall not, and shall cause its affiliates and representatives not to, directly or indirectly, (i) initiate, solicit, knowingly facilitate or knowingly encourage any Acquisition Proposal or the making or submission thereof, (ii) engage in, continue or otherwise participate in any discussions or negotiations with a Third Party regarding any Acquisition Proposal or (iii) furnish or provide any nonpublic information in connection with any Acquisition Proposal; provided that, nothing in this Section 5(a) shall prohibit any Securityholder or its affiliates or representatives from informing any Third Party of the existence of the provisions contained in this Section 5(a).

(b)                                 From and after the date hereof until the Expiration Date, each Securityholder shall immediately cease and cause to be terminated any pending or ongoing discussions or negotiations with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal; provided that, nothing in this Section 5(b) shall prohibit any Securityholder or its affiliates or representatives from informing any Third Party of the existence of the provisions contained in this Section 5(b).

(c)                                  Each Securityholder shall notify Parent promptly (and in any event within 48 hours), orally and in writing, in the event that such Securityholder receives any Acquisition Proposal or an inquiry that could reasonably be expected to lead to any Acquisition Proposal, which notification shall include the terms of such Acquisition Proposal, the identity of the person making such Acquisition Proposal or inquiry which it may receive and such other items or information required by Section 5.3(c) of the Merger Agreement; provided, however, no Securityholder shall be required to provide such notice unless and to the extent that the Company would be required to provide notice to Parent pursuant to Section 5.3 of the Merger Agreement if such Acquisition Proposal or inquiry had been received by the Company at such time.  Such Securityholder shall keep Parent fully informed, on a current basis, of the status and terms of any such Acquisition Proposal or inquiry.

(d)                                 Any violation of the terms of this Section 5 by any Securityholder shall be deemed to be a material breach of this Agreement by such Securityholder.

SECTION 6.                            Treatment of Securities.

(a)                                 Warrants.

(i)                                     Each Securityholder that, immediately prior to the Effective Time, is the beneficial owner of (A) any warrants issued pursuant to that certain Agreement for the Purchase and Sale of Convertible Debt and Common Stock Warrants dated August 9, 2016, by and among the Company and the other parties signatory thereto or (B) the Common Stock Purchase Warrants issued by the Company on December 11, 2017 (collectively, the “Covered Black-Scholes Warrants”), such Securityholder hereby agrees that each such Covered Black-Scholes Warrant shall terminate at the Effective Time and be cancelled and shall be entitled to receive no consideration or securities of any kind and shall cease to be binding upon the Company and the Surviving Corporation, and none of the Company, the Surviving Corporation or any of their affiliates shall have any further obligations with respect thereto; other than that such Securityholder may notify the Company (or, after the Effective Date, the Surviving Corporation), by delivery thereto of the Repurchase Notice pursuant to Section 2.2(b)(iv) of the Merger Agreement and the terms of such Covered Black-Scholes Warrant within 30 days after the Warrant Repurchase Date, applicable to such Covered Black-Scholes Warrant, that such holder is exercising such Securityholder’s right to cause the Company to repurchase such Covered Black-Scholes Warrant from such Securityholder for the Black-Scholes Value of such warrant, in accordance with its terms and conditions, and the Surviving Corporation shall repurchase such warrants in accordance with their terms. In the event any Securityholder is the beneficial owner of any such Covered Black-Scholes Warrant, such Securityholder shall, within three (3) calendar days after the applicable Warrant Repurchase Date, execute and deliver to the Company a Repurchase Notice in the form set forth in such Covered Black-Scholes Warrant, and such Securityholder further agrees that upon receipt of the Black-Scholes Value in exchange for such Covered Black-Scholes Warrant, such Covered Black-Scholes Warrant shall thereafter cease to be binding upon the Company and the Surviving Corporation, and none of the Company, the Surviving Corporation or any of their affiliates shall have any further obligations with respect thereto.

(ii)                                  The parties hereto acknowledge and agree that the effectiveness of a Repurchase Notice may be conditioned upon the consummation of the Merger.

(b)                                 Convertible Notes.

(i)                                     In the event that the Company or Parent commence a tender offer (the “Offer”) for all of the then-outstanding convertible promissory notes issued by the Company on September 7, 2016 pursuant to that certain Agreement for the Purchase and Sale of Convertible Debt and Common Stock Warrants dated August 9, 2016, by and among the Company and the other parties signatory thereto (the “Convertible Notes”), and the aggregate purchase price for each Convertible Note in such Offer is equal to the product of (A) the sum of (x) the outstanding aggregate Principal Amount (as defined in such Convertible Note) under such Convertible Note plus (y) the aggregate accrued and unpaid interest on such Notes (including Accrued Interest (as defined in such Convertible Note)) as of the date that is thirty (30) days following the Effective Time, to the extent unpaid, times (B) 1.01, then each Securityholder that is the beneficial owner of any such Convertible Notes (such owned Convertible Notes, the “Covered Convertible Notes”) hereby agrees that it shall tender, or cause to be tendered, its Covered Convertible Notes into such Offer promptly, and in any event no later than five (5) Business Days, following the commencement of the Offer, or if such Securityholder has not received the documents with respect to such Offer by such time, within three (3) Business Days following receipt of such documents but in any event prior to the expiration of such Offer, free and clear of all Liens.  Each such Securityholder further agrees that it will not withdraw the Covered Convertible Notes, or cause the Covered Convertible Notes to be withdrawn, from the Offer at any time other than on or after the Expiration Date or if any of the events in clause (ii) occur.

(ii)                                If the Offer is terminated or withdrawn by Parent or the Company, or the Merger Agreement is terminated prior to the acceptance for payment of the Covered Convertible Notes in the Offer or the terms of the Offer have been amended resulting in the reduction in the amount or value of, or changes to the type of, consideration payable to the Securityholders in the Offer, Parent or the Company, as applicable shall promptly return, and Parent shall cause any depository acting on its behalf to return, all the Covered Convertible Notes tendered by the Securityholders in the Offer to such Securityholders.

SECTION 7.                            Additional Agreements.

(a)                                 No Solicitation of Employees.  From the date of this Agreement until 18 months after the date of the Closing, each Securityholder and its affiliates shall not, and shall not knowingly cause any of the companies that are controlled by or invested in by such Securityholder or any of its affiliates (collectively, the “Covered

Parties”), directly or indirectly, to solicit (other than through general advertisements or executive searches not specifically directed at the Company or any of its Subsidiaries or any of their successors or any of their respective employees) or hire, or attempt to solicit (other than through general advertisements or executive searches not specifically directed at the Company or any of its Subsidiaries or any of their respective employees) or hire, any executive management-level employees of the Company or any of its Subsidiaries (or any of their respective successors) with whom such Covered Party first came into contact with as a result of the applicable Securityholder’s ownership of Equity Interests of the Company or the Channel Collaboration Agreements, unless at the time of such solicitation or hiring, such Person had ceased to be an employee of the Company or any of its Subsidiaries (or any of their respective successors) for at least three (3) months prior to the time of such solicitation or hiring.

(b)                                 No Appraisal or Other Claims.  Each Securityholder (i) knowingly, voluntarily, intentionally, unconditionally and irrevocably waives and agrees not to exercise any rights (including, without limitation, under Section 262 of the Delaware General Corporation Law) to demand appraisal of any of the Subject Securities or rights to dissent from the Merger that such Securityholder may have (collectively, “Appraisal Rights”) or to receive notice of any right to seek Appraisal Rights in connection with the Merger; (ii) agrees not to commence, participate in or voluntarily aid in any way any claim or proceeding to seek (or file any petition related to) Appraisal Rights in connection with the Merger; and (iii) agrees not to commence, participate in or voluntarily aid in any way, and will take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective representatives or successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement, (y) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby, (z) making any claim with respect to SEC disclosures in connection with the Merger Agreement or the transaction; provided, that the foregoing covenants shall not be deemed a consent to or waiver of any rights of the Securityholder for any breach of this Agreement or the Merger Agreement.

(c)                                  Stop Transfer; Legends.  In furtherance of this Agreement, Securityholder agrees that it will use its reasonable efforts to cause the Company, as promptly as practicable after the date of this Agreement, to make a notation on its records and give instructions to the transfer agent for the Subject Securities not to permit, during the term of this Agreement, the Transfer of the Subject Securities.

(d)                                 Communications.  Unless required by applicable Law, including the Exchange Act and the rules and regulations promulgated thereunder, or by the rules and regulations of the Nasdaq Global Select Market, Securityholder shall not, and shall cause its representatives not to, make any press release, public announcement or other communication with respect to the business or affairs of the Company, Parent or Merger Sub, including this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, without the prior written consent of Parent.  Each Securityholder hereby (i) consents to and authorizes the publication and disclosure by Parent, the Company and their respective affiliates and representatives of Securityholder’s identity and holding of Subject Securities, and the nature of Securityholder’s commitments, arrangements and understandings under this Agreement in any public disclosure document required by applicable Law in connection with the Merger or any other transactions contemplated by the Merger Agreement and (ii) Securityholder agrees as promptly as practicable to notify Parent of any required corrections with respect to any information supplied by Securityholder specifically for use in any such disclosure document.

SECTION 8.                            Confidentiality. Subject to Section 16(o) of this Agreement, from the date of this Agreement until the 18 month anniversary of the date of Agreement, each Securityholder agrees, and agrees to cause its affiliates to and to instruct and cause its and their representatives to, keep confidential all nonpublic information in their possession regarding the Company and its Subsidiaries to the extent such nonpublic information is in their possession as a result of the applicable Securityholder’s ownership of Equity Interests of the Company (the “Confidential Information”); provided, however, that such Securityholders, their affiliates funds and their respective representatives shall not be required to maintain as confidential any Confidential Information that (a) becomes generally available to the public other than as a result of disclosure (x) by such Person or any of their respective affiliates or representatives or (y) to the knowledge of such Person and its representatives, by any other Person in violation of an obligation or duty of confidentiality to the Company, (b) is deemed confidential under either Channel Collaboration Agreement, in which case such Confidential Information will be governed by the terms of such Channel Collaboration Agreement, or (c) such Person is required pursuant to the terms of a valid order issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction or any applicable Law to disclose to such

Governmental Entity (provided, that with respect to this clause (c), such Person shall (i) to the extent legally permissible, prior to the disclosing of any Confidential Information, provide Parent with prompt notice of such order and provide commercially reasonable assistance and cooperation with all efforts of Parent, Merger Sub, the Surviving Corporation or any of their respective Subsidiaries in obtaining a protective order or other remedy (at Parent’s sole cost and expense) and (ii) disclose such Confidential Information only to the extent required by such order or Law and request confidential treatment thereof).

SECTION 9.                            Representations, Warranties and Other Agreements of Securityholders.  Each Securityholder hereby represents and warrants to Parent as of the date hereof and, as applicable, covenants, that:

(a)                                 (i) such Securityholder is the beneficial owner of, and has good, valid and marketable title to, the Subject Securities set forth opposite its name on Schedule I, (ii) such Securityholder has sole voting power, and sole power of disposition, with respect to all of its Subject Securities, (iii) such Securityholder’s Subject Shares, together with the Company Shares underlying the Subject Securities as defined herein and the “Subject Securities” as defined in that certain Consent and Termination Agreement, dated as of the date hereof, by and among the Securityholders, Parent, Merger Sub and the Company, are all of the Company Shares owned, either of record or beneficially, by the Securityholder as of the date hereof, (iv) the Subject Securities owned by such Securityholder are free and clear of all Liens, other than any Liens created by this Agreement, the underlying agreements pursuant to which such shares were issued or as imposed by applicable securities Laws and (v) such Securityholder has not appointed or granted any proxy inconsistent with this Agreement, which appointment or grant is still effective, with respect to the Subject Securities.

(b)                                 such Securityholder is a corporation or limited liability company, as applicable, duly organized and validly existing in good standing under the laws of its state of incorporation or formation and has full power and authority to make, enter into and carry out the terms of this Agreement applicable to such Securityholder;

(c)                                  such Securityholder shall not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any Governmental Entity, which alleges that (i) the execution and delivery of this Agreement by the Securityholder and the granting of any proxies to be delivered in connection with the execution of the Merger Agreement, or (ii) the approval of the Merger Agreement by the Company Board and the Transaction Committee, breaches any fiduciary duty of the Company Board or any member thereof or such Securityholder or any other Securityholder;

(d)                                 as of the date hereof, there is no Proceeding pending or, to the knowledge of such Securityholder, threatened against such Securityholder at law or in equity before or by any Governmental Entity that would reasonably be expected to impair or delay the ability of such Securityholder to perform its obligations hereunder or consummate the transactions contemplated hereby;

(e)                                  the execution and delivery of this Agreement by such Securityholder does not, and the performance of this Agreement by such Securityholder will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice of or the passage of time or both) under any applicable Law, any of such Securityholder’s certificate of incorporation, bylaws or equivalent governing documents or any contract to which such Securityholder is a party or which is binding on such Securityholder or such Securityholder’s Subject Securities, and will not result in the creation of any Lien on any of such Securityholder’s Subject Securities;

(f)                                   this Agreement has been duly executed by such Securityholder and constitutes the valid and legally binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity;

(g)                                  the execution and delivery of this Agreement by such Securityholder does not, and the performance of this Agreement by such Securityholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by such Securityholder, (i) except for any applicable requirements, if any, of the Exchange Act, and (ii) except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Securityholder of such Securityholder’s obligations under this Agreement in any material respect;

(h)                                 such Securityholder has not employed any investment banker, broker, financial advisor, finder or other intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder’s, financial advisory or similar fee or commission in connection with this Agreement or the transactions contemplated hereby;

(i)                                     such Securityholder agrees that, in the event of any stock split, stock dividend or distribution, or any change in the Subject Securities by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the term “Subject Securities”  shall be deemed to refer to and include such Subject Securities as well as all shares distributed in such stock dividends and distributions and any securities into which or for which any or all of such Subject Securities may be changed or exchanged or which are received in such transaction, and such Securityholder agrees, while this Agreement is in effect, to promptly (and in any event within twenty-four hours) notify Parent of the number of any new Subject Securities, if any, acquired by such Securityholder or any of its affiliates after the date hereof; and

(j)                                    such Securityholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Securityholder’s execution and delivery of this Agreement and the representations and warranties of such Securityholder contained herein.

SECTION 10.                     Consent.  Each Securityholder on behalf of itself only consents to and authorizes the Company, Parent and their respective affiliates to (and Parent authorizes the Securityholder to) (a) publish and disclose in the Proxy Statement, any Schedule TO or related materials filed in connection with an offer, any current report of the Company on Form 8-K and any other documents required to be filed with the SEC or any regulatory authority in connection with the Merger Agreement, such Securityholder’s identity and ownership of Subject Securities and the nature of such Securityholder’s commitments, arrangements and understandings under this Agreement and (b) file this Agreement as an exhibit to the extent required to be filed with the SEC or any regulatory authority relating to the Merger.

SECTION 11.                     Securityholder Capacity.  To the extent that any Securityholder or any of its affiliates or representatives is an officer or director of the Company or any of the Company’s Subsidiaries, nothing in this Agreement shall be construed as preventing or otherwise affecting any actions taken or not taken by such Person in its capacity as an officer or director of the Company or any of the Company’s Subsidiaries or from fulfilling the duties and obligations of such office (including the performance of obligations required by the fiduciary duties of such Person acting in its capacity as an officer or director of the Company or any of the Company’s Subsidiaries), and none of such actions (or determinations not to take any action) in such other capacities shall be deemed to constitute a breach of this Agreement.

SECTION 12.                     Termination.  Notwithstanding anything to the contrary provided herein, this Agreement and any undertaking or waiver granted by the Securityholders hereunder automatically shall terminate and be of no further force or effect as of the Expiration Date; provided that (i) Section 15 and, if the Merger is consummated, Section 7 and Section 8 shall survive any termination or expiration of this Agreement, (ii) any such termination shall not relieve any party from liability for any willful and material Breach of its obligations hereunder prior to such termination or relieve any party from completing any obligation that arose hereunder in connection with the consummation of the transactions contemplated here, and (iii) each party will be entitled to any remedies at law or in equity to recover its losses arising from any such pre-termination breach.

SECTION 13.                     Further Assurances.

(a)                                 Each of the parties hereto shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as any other party reasonably may deem necessary or appropriate to carry out and effectuate the purpose and intent of this Agreement.

(b)                                 Each Securityholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number and description of any Subject Securities acquired by such Securityholder after the date hereof which are not set forth on Schedule I hereto.

SECTION 14.                     RESERVED.

SECTION 15.                     Miscellaneous.

(a)                                 Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b)                                 Waiver.  Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of any other party’s obligations to comply with its representations, warranties, covenants and agreements contained in this Agreement.  The waiver by any party hereto of a breach of any provision hereunder (or any delay in asserting any such breach) shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder or in any other context. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(c)                                  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(d)                                 Assignment; Benefit.  Except as expressly permitted by the terms hereof, no party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of each other party hereto, except that Parent may assign its rights, interest, or obligations hereunder to any of its affiliates so long as Parent continues to remain primarily liable for all such rights, interest, and obligations.  Any attempted assignment without such prior written approval shall be void.  Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement is not intended to, and shall not be deemed to, confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, or to create any agreement of employment with any Person or otherwise create any third party beneficiary hereto.

(e)                                  Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(f)                                   Specific Performance; Injunctive Relief.  The parties agree that irreparable damage would occur to Parent in the event that any provision of this Agreement were not performed by the Securityholders in accordance with the specific terms hereof, and that Parent shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity.  Each Securityholder agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to enforce the covenants and obligations contained herein on the basis that Parent has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and Parent shall not be required to post a bond or other security in connection with any such order or injunction.

(g)                                  Governing Law.  This Agreement and all claims and causes of action based upon, arising out of or in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(h)                                 Jurisdiction and Venue.  Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have jurisdiction, any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.  Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16(l).  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(i)                                     Waiver of Trial by Jury.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16(i).

(j)                                    No Agreement Until Transaction Documents Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute, or be deemed to evidence, a contract, agreement, arrangement or understanding between the parties hereto unless (i) the Merger Agreement is executed and delivered by all parties thereto and (ii) this Agreement is executed and delivered by all parties hereto.

(k)                                 Limitation on Recourse.  Section 7.5 of the Merger Agreement shall apply to this Agreement mutatis mutandis.

(l)                                     Notices.  Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained), (b) on the fifth Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier or (d) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

if to Parent, to:

c/o Castle Creek Pharmaceuticals, LLC

6 Century Drive, 2nd Floor

Parsippany, New Jersey 07054

Attn: Greg Wujek

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

330 North Wabash Avenue, Chicago, IL 60611

Tel:  (312) 876-7700

Fax:  312-993-9767

Attention:  Mark Gerstein

Zachary Judd

Email:  Mark.Gerstein@lw.com

Zachary.Judd@lw.com

If to the Securityholders: to the Securityholders’ address for notice set forth on Schedule I attached hereto

(m)                             Counterparts.  This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.  Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(n)                                 Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”  As used in this Agreement, the words “hereof,” “herein,” “hereby,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein.  For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.  Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated, including (in the case of agreements or instruments) by valid waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted assigns and successors.

(o)                                 Other Agreements. Notwithstanding anything to the contrary herein, including Section 8 and Section 13, nothing in this Agreement shall limit, expand or otherwise modify or amend either Channel Collaboration Agreement or modify the rights and obligations of each party to each Channel Collaboration Agreement.  The terms of Section 8 shall not govern the treatment of any information exchanged pursuant to either Channel Collaboration Agreement, and the terms of Section 13 shall not be deemed a release of any claims related to either Channel Collaboration Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

CASTLE CREEK PHARMACEUTICAL HOLDINGS, INC.

By:	/s/ Greg Wujek
Name:	Greg Wujek
Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

SECURITYHOLDERS:

NRM VII HOLDINGS I, LLC

By:	/s/ Randal J. Kirk
	Name:	Randal J. Kirk
	Title:	Manager, Third Security, LLC, which is the Manager, Third Security Capital Partners VII, LLC, which is the Manager of NRM VII Holdings I, LLC

INTREXON CORPORATION

By:	/s/ Randal J. Kirk
	Name:	Randal J. Kirk
	Title:	Chairman and Chief Executive Officer

KAPITAL JOE, LLC

By:	/s/ Randal J. Kirk
	Name:	Randal J. Kirk
	Title:	Manager, Third Security, LLC, which is the Manager of Kapital Joe, LLC

MASCARA KABOOM, LLC

By:	/s/ Randal J. Kirk
	Name:	Randal J. Kirk
	Title:	Manager, Third Security, LLC, which is the Manager of Mascara Kaboom, LLC

[Signature Page to Voting Agreement]

Schedule I

Name	Company Shares	Company Warrants (including date of issuance)	Convertible Notes (Principal Amount)	Address
Intrexon Corporation	426,720	173,623 — 9/7/16	2,604,345	20374 Seneca Meadows Parkway, Germantown, MD 20876
NRM VII Holdings I, LLC	1,154,726	260,932 — 9/7/16 513,425 — 12/11/17	3,913,979	1881 Grove Avenue, Radford, VA 24141
Kapital Joe, LLC	69,878	15,791 — 9/7/16 31,070 — 12/11/17	236,851	1881 Grove Avenue, Radford, VA 24141
Mascara Kaboom, LLC	2,162	489 — 9/7/16 961- 12/11/17	7,325	1881 Grove Avenue, Radford, VA 24141
TOTAL	1,653,486	450,835 — 9/7/16 545,456 — 12/11/17	6,762,500

Exhibit A

FORM OF PROMISSORY NOTE

$[ • ]	, 20

1.             Principal Amount; Interest.  For Value Received, Castle Creek Merger Corp., a Delaware corporation (“Company”), promises to pay to [ • ], a [ • ] corporation or its registered assignee (“Payee”), the principal amount of $[ • ] (the “Principal Amount”).  Interest will be charged on the unpaid principal at a simple (non-compounding) annual rate of eight percent (8%) until the full Principal Amount has been paid.  Except as set forth in Section 2 hereof, Company shall pay the Principal Amount and all accrued and unpaid interest on the date that is one hundred-eighty (180) days following the Closing Date (as such term is defined in that certain Agreement and Plan of Merger, by and between Castle Creek Pharmaceutical Holdings, Inc., a Delaware corporation, Company and Fibrocell Science, Inc.), or if any such day is not a Business Day, the first following Business Day (such date, the “Maturity Date”).  For the purposes hereof, “Business Day” shall mean any day of the year other than (a) any Saturday or Sunday or (b) any other day on which banks located in New York, New York are authorized or required to be closed for business.

2.             No Usury.  It is the intention of Company and Payee to conform to applicable usury laws, if any.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed as follows: (a) the aggregate of all interest and any other charges constituting interest under applicable law and contracted for, chargeable, or receivable under this Note or otherwise in connection with the obligation evidenced hereby shall under no circumstances exceed the maximum amount of interest permitted by applicable law, if any, and any excess shall be deemed a mistake and cancelled automatically and, if theretofore paid, shall, at the option of Company, be refunded to Company or credited on the Principal Amount of this Note; and (b) in the event that the entire unpaid balance of this Note is declared due and payable by Payee, then earned interest may never include more than the maximum amount permitted by applicable law, if any, and any unearned interest shall be cancelled automatically and, if theretofore paid, shall at the option of Company, either be refunded to Company or credited, to the extent permitted by law, on the principal amount of this Note.

3.             Payments.  All payments made in respect of this Note shall be made in lawful money of the United States of America in immediately available funds to an account as Payee may from time to time designate in writing.  All payments made in respect of this Note shall be applied first to accrued and unpaid interest hereunder, then to the outstanding principal amount hereof and lastly to all other amounts due and unpaid hereunder.  Company agrees that it shall not withhold taxes from any payment of interest or principal hereunder unless it is required to do so pursuant to applicable law or a final determination by a taxing authority that such withholding tax is required, in which case Company may withhold such amounts without any gross up in the payment to Payee.  Company shall notify Payee when and if any withholding of a tax or similar charge is to be made by Company hereunder, and shall provide all relevant information to Payee with respect thereto.  The information shall include, without limitation, the amount payable hereunder with respect to which the withholding is being made, the law or rule pursuant to which such withholding is being made, the federal, state, local or non-U.S. government to which the tax or similar charge is being paid, copies of any forms filed with the relevant government authority, and such other information that is necessary for the Payee to be able to file the proper and accurate returns and to be able to apply for any refunds to which the Payee might be entitled.  In addition, Payee shall deliver to Company a duly completed and executed Internal Revenue Service Form W-8 or W-9 (as applicable) and, if reasonably requested by Company, other documentation as will enable Company to determine whether or not Payee is subject to tax withholding or information reporting requirements.

4.             Prepayment.   Company, without premium or penalty, may prepay the Principal Amount, in whole or in part at any time and from time to time prior to the Maturity Date.  All voluntary prepayments shall be accompanied by (i) the accrued but unpaid interest on the Principal Amount prepaid through and including the date of prepayment and (ii) all other sums then due under this Note.

5.             Covenants.

(a)           Company shall not, directly or indirectly, by operation of law, or otherwise, merge with, consolidate with, or otherwise combine with any person, unless this Note is assumed by such person pursuant to such merger, consolidation or other combination.

(b)           Neither Company nor any subsidiary shall repurchase or redeem any equity securities of Company or any subsidiary or pay any dividends or distributions or make any other payments with respect to the equity securities of Company or any subsidiary.

(c)           Company shall not enter into any agreement that would prohibit Company from complying with its obligations hereunder, including its obligation to pay the outstanding principal and interest under this Note on the Maturity Date.

6.             Representations.  Company hereby represents and warrants that: (a) it is duly organized and validly existing under the laws of its jurisdiction of organization; (b) the execution, delivery and performance of this Note by the Company (i) are within its power, (ii) have been duly authorized by all necessary action and (iii) do not contravene any provision of the its organizational documents, any law or regulation applicable to Company or conflict with, violate, create a lien or default under or require a consent under any document or agreement to which Company is a party or by which it is bound; (c) this Note constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, examinership, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally).  No part of the proceeds of the Note will be used directly or indirectly for the purpose of purchasing or carrying margin stock within the meaning of Regulations T, U, or X of the Federal Reserve Board.

None of the Company, any of its directors, executive officers, and, to the knowledge of the Company, agents, employees or any other persons acting on their behalf (i) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person shall pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (ii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts or (iii) has violated or operated in noncompliance in any material respect with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, or person acting on behalf of the Borrower or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

7.             Event of Default: Remedies.  Upon the Company’s failure to make any payment when due, or Company’s breach of any of its obligations under this Note, or Company’s breach of any covenant, representation or warranty made in this Note, or Borrower’s or any subsidiary’s bankruptcy, general assignment for the benefit of creditors or failure to pay debts as they become due (each, an “Event of Default”), Payee may at its option to the maximum extent permitted by applicable law, accelerate the maturity of this Note, declare all principal, interest and other charges payable hereunder immediately due and payable and seek any and all other remedies available for the enforcement of this Note, at law, in equity or otherwise.  Payee may exercise the option to accelerate upon the occurrence of an Event of Default by Company regardless of any prior forbearance.  The rights and remedies provided herein shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.  Company agrees that if any amounts due hereunder are not paid when due, whether at maturity or accelerated maturity as provided herein (in addition to any other interest, fees, or expenses which may accrue as a result of such Event of Default), such unpaid amounts will continue to bear interest at the rate set forth herein plus 3%, without waiving any Event of Default caused thereby.

8.             Assignment.  This Note shall be binding upon Company and its successors and assigns.  This Note shall inure to the benefit of Payee and its successors and assigns.  Neither Company nor Payee may assign or transfer this Note or its rights, interests or obligations hereunder without the prior written consent of the other; provided that Payee may freely assign this Note at any time during the continuance of an Event of Default.

9.             Applicable Law; Consent to Jurisdiction.  This Note and all claims and causes of action based upon, arising out of or in connection herewith (each, a “Proceeding”) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Payee and the Company hereby irrevocably and unconditionally submit, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have jurisdiction, any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Note or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court, and (iv) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court.

10.          Waiver of Jury Trial.  COMPANY AND PAYEE EACH ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.

11.          Waiver of Presentment.  Except as otherwise set forth herein, Company hereby waives presentment for payment, protest, demand, diligence, notice of non-payment and any and all other notices and demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

12.          Notices.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by reputable overnight courier service (such as Federal Express, United Parcel Service, DHL or Airborne) and shall be deemed to have been given when delivered in person, upon receipt of telecopy or two business days after deposit with such reputable overnight courier service and properly addressed.  For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 12) shall be, in the case of Payee: [ • ].

13.          Waiver and Amendment.  Any waiver by Payee or Company of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure or delay of Payee or Company to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive Payee of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.  This Note may not be amended or modified without the prior written consent of Payee.

14.          Expenses; Attorney’s Fees.  Company agrees to pay any and all court costs incurred by Payee in a legal action based on an Event of Default hereunder.  Company agrees to pay, to the extent allowed by law, reasonable attorneys’ fees, costs and expenses paid or incurred by Payee in connection with the collection or enforcement of this Note, including but not limited to reasonable attorneys’ fees, court costs, and costs incurred in connection with any bankruptcy proceedings, whether or not suit is filed.  Company agrees to pay in full all amounts due under this Note without setoff, counterclaim, or any deduction whatsoever.

15.          Full Recourse.  Company acknowledges that the obligations of Company to Payee under or in connection with this Note are full recourse to Company.

Signature Page Follows.

IN WITNESS WHEREOF, Company has caused this Note to be executed and delivered on the day and year first above written.

COMPANY:

CASTLE CREEK MERGER CORP.

By:
	Name:	Babar Ghias
	Title:	President and Treasurer

[Signature Page to Promissory Note]